Exhibit 10.20

LEASE AGREEMENT

BETWEEN

ONE NORTH LASALLE PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD,

AND

eCOLLEGE.com,

A DELAWARE CORPORATION,

AS TENANT

DATED:  DECEMBER 14, 2004

TABLE OF CONTENTS

LEASE INFORMATION SUMMARY

1. LEASE GRANT

2. TERM
2.1. Commencement Date
2.2. Condition of Premises

3. RENT
3.1. Base Rent
3.2. Additional Rent
3.3. Payment

4. SECURITY DEPOSIT
4.1. Cash
4.2. INTENTIONALLY DELETED
4.3. INTENTIONALLY DELETED

5. LANDLORD’S OBLIGATIONS
5.1. Services
5.2. Utilities
5.3. Excess Utility Use
5.4. Restoration of Services

6. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE
6.1. Improvements; Alterations
6.2. Repairs and Maintenance
6.3. Performance of Work
6.4. Mechanic’s Liens

7. USE

8. ASSIGNMENT AND SUBLETTING
8.1. Transfers; Consent
8.2. Recapture
8.3. Additional Compensation

9. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY
9.1. Insurance
9.2. Waiver of Negligence; No Subrogation
9.3. Indemnity by Tenant
9.4. Landlord’s Insurance
9.5. Indemnity by Landlord

10. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE
10.1. Subordination
10.2. Attornment
10.3. Notice to Landlord’s Mortgagee

11. RULES AND REGULATIONS

12. CONDEMNATION
12.1. Total Taking

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12.2. Partial Taking — Tenant’s Rights
12.3. Partial Taking — Landlord’s Rights
12.4. Award

13. FIRE OR OTHER CASUALTY
13.1. Landlord’s Rights
13.2. Repair Obligation

14. PERSONAL PROPERTY TAXES

15. DEFAULT
15.1. Events of Default
15.2. Default Interest

16. REMEDIES
16.1. Right To Terminate
16.2. Receipt Of Money After Termination
16.3. Recovery Of Damages
16.4. Right To Re-Enter
16.5. Independent Covenant
16.6. Legal Expenses

17. PAYMENT BY TENANT; NON-WAIVER
17.1. Payment by Tenant
17.2. No Waiver

18. SURRENDER OF PREMISES

19. HOLDING OVER

20. CERTAIN RIGHTS RESERVED BY LANDLORD

21. MISCELLANEOUS
21.1. Landlord Transfer
21.2. Landlord’s Liability
21.3. Force Majeure
21.4. Brokerage
21.5. Estoppel Certificates
21.6. Notices
21.7. Severability
21.8. Amendments; Binding Effect
21.9. Quiet Enjoyment
21.10. No Merger
21.11. No Offer
21.12. Entire Agreement; Governing Law
21.13. Calendar Days
21.14. Prohibition Against Leasehold Mortgages
21.15. Waiver of Trial by Jury
21.16. Landlord’s Remedies Cumulative
21.17. Prohibition Against Recordation
21.18. INTENTIONALLY DELETED
21.19. Joint and Several Liability
21.20. Corporate Tenants
21.21. Opton to Renew
21.22. Right of First Offer

LEASE INFORMATION SUMMARY

I. LEASE DATE	December 14, 2004

II PARTIES AND ADDRESSES

A. Landlord:	One North LaSalle Properties, LLC, a Delaware limited liability company
c/o MB Real Estate Services, L.L.C.
B. Landlord’s Address for Notices:

One North LaSalle Street
Suite 1600
Chicago, Illinois 60602
Attention: General Manager

With copies to:

The Chetrit Group
404 Fifth Avenue
4th Floor
New York, New York 10018
Attention: Mr. Meyer Chetrit

And to:

Read Property Group
4706 18th Avenue
Suite 200
Brooklyn, New York 11204
Attention: Mr. Robert Wolf

And to:

Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
191 North Wacker Drive
Suite 1800
Chicago, Illinois 60606
Attention: Michael B. Sadoff, Esq.

C. Tenant:	eCollege.com, a Delaware corporation

D. Tenant’s Address for Notices:	One North LaSalle Street Suite 1800 Chicago, Illinois 60602 Attention: Mr. Reid Simpson

E. Guarantor:	None

III. PROPERTY INFORMATION

A. Building:	One North LaSalle Street, Chicago, Illinois 60602, including all related land, landscaped areas, driveways, parking facilities and similar improvements to the extent applicable

B. Premises:	Suite No. 1800 in the Building comprising approximately six thousand one hundred seventy-eight (6,178) rentable square feet (Section 1)

IV. TERM

A. Term of Lease:	The period beginning on the Commencement Date and ending on the Termination Date (Section 2.1)

B. Commencement Date:	Twenty-one (21) days after the date both Landlord and Tenant have executed this Lease (Section 2.1)

C. Rent Commencement Date:

April 1, 2005, provided that if Tenant is unable to complete the “Work” (as that term is defined in the Workletter) in the Premises on or before April 1, 2005 solely as a result of any Landlord delay, then the Rent Commencement Date shall be extended by the number of days of the Landlord delay (Section 2.1)

D. Termination Date:

The date immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, provided that if such date is not the last day of the calendar month, then the Termination Date shall be extended to the last day of the calendar month in which the Termination Date falls (Section 2.1)

V. RENT

A. Base Rent:

$20.00 per square foot during the first lease year, subject to $.50 per square foot annual escalations; $123,560.04 per year ($10,296.67 per month; $20.00 per sq. ft.) during the first lease year; $126,648.96 per year ($10,554.08 per month; $20.50 per sq. ft.) during the second lease year; $129,738.00 per year ($10,811.50 per month; $21.00 per sq. ft.) during the third lease year; $132,827.04 per year ($11,068.92 per month; $21.50 per sq. ft.) during the fourth lease year; and $135,915.96 per year ($11,326.33 per month; $22.00 per sq. ft.) during the fifth lease year (Section 3.1)

B. Landlord’s Address for Payment of Rent:	c/o Column Financial 36248 Eagle Way Chicago, Illinois 60678-1362 (Sections 3.1 and 3.3)

C. Tenant’s Proportionate Share:

One and twenty-six one-hundredths percent (1.26%), which equals the percentage that the rentable square footage of the Premises (which is stipulated by the parties to be 6,178 square feet) bears to the total square footage of all rentable office space in the Building (which is stipulated by the parties to be 489,923 square feet) (Section 3.2)

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D. Base Year:	2004 (Section 3.2)

E. Operating Costs Adjustment:	Tenant’s Proportionate Share of the amount by which the Operating Costs incurred during any calendar year during the Term exceed the Operating Costs incurred during the Base Year (Section 3.2)

F. Tax Adjustment:	Tenant’s Proportionate Share of the amounts by which the Taxes paid during any calendar year of the Term exceed the Taxes paid during the Base Year (Section 3.2)

VI. OTHER PROVISIONS

A. Security Deposit:	$61,780.00 during the first lease year; $31,662.25 during the second lease year; and $21,623.00 during the third lease year and the remainder of the Lease Term (Section 4.1)

B. Electrical Usage Rate:	Separately metered and billed directly by Landlord (Section 5.2)

C. Permitted Use:	General office and administrative use (Section 7)

D. Landlord’s Broker:	MB Real Estate Services, L.L.C. (Section 21.4)

E. Tenant’s Broker:	Equis Corporation (Section 21.4)

The summary of lease information set forth above and any addendum and/or exhibit(s) attached to this Lease are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the lease information set forth above means the respective information above, including all of the terms provided under the particular section of this Lease pertaining to such information.  In the event of any conflict between the summary of lease information and the provisions of this Lease, the latter will control.  All section references in this summary refer to the sections of the Lease where such provision is described.

LANDLORD:

ONE NORTH LASALLE PROPERTIES, LLC,
a Delaware limited liability company

	By:	/s/
	Its:	Authorized Signer

TENANT:

eCOLLEGE.com,
a Delaware corporation

By:	/s/ Marguerite M. Elias
Its:	Senior Vice President

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the Lease Date between Landlord and Tenant.  All capitalized terms not otherwise defined in the body of the Lease have the meanings established in the Lease Information Summary above.

1.             LEASE GRANT.

Subject to the terms of this Lease, Landlord leases to Tenant and Tenant rents from Landlord the Premises in the Building.  The Premises are outlined on the floor plan attached to this Lease as Exhibit A.

2.             TERM.

2.1.         Commencement Date.

The term of this Lease (the “Term”) will commence on the Commencement Date and will end on the Termination Date.  Upon taking occupancy of the Premises, Tenant agrees to sign the Certificate of Commencement Date attached to this Lease as Exhibit G confirming the Commencement Date and the Termination Date.

2.2.         Condition of Premises.

Prior to delivering possession of the Premises to Tenant, Landlord will have performed certain work in the Premises, as more particularly described on Exhibit H to this Lease (the “Landlord Delivery Work”).  The Landlord Delivery Work shall be completed and possession of the Premises shall be delivered to Tenant on or before the Commencement Date.  If Landlord fails to complete the Landlord Delivery Work on or before the Commencement Date for any reason not due to the fault of Tenant, and provided Tenant has procured all requisite permits and is fully prepared to commence the performance of its “Work” (as that term is defined in the Workletter attached to this Lease as Exhibit F (the “Workletter”)) but is unable to do so solely and directly due to Landlord’s failure to timely complete the Landlord Delivery Work, then the Rent Commencement Date will be postponed by one (1) additional day for each day of such delay after April 1, 2005 until Landlord has completed the Landlord Delivery Work.  Tenant’s acceptance of possession of the Premises will be deemed conclusive evidence that Tenant has approved and accepted the Premises in their “AS-IS” condition on the date Tenant accepts possession, except for any latent defects, provided Landlord has completed the Landlord Delivery Work.  Landlord has no obligation to make any other changes or improvements to the Premises except as may be described in the Workletter.  The cost of any other changes and/or improvements to the Premises shall be paid for exclusively by Tenant in the manner set forth in the Workletter.

3.             RENT.

3.1.         Base Rent.

Base Rent is payable by Tenant throughout the Term in the amounts and at the times set forth in the Lease Information Summary above.  The first monthly installment of Base Rent is due and payable on the Rent Commencement Date; subsequently, Base Rent is payable no later than the first day of each successive calendar month thereafter.  The monthly Base Rent for any partial month at the beginning of the Term will equal the product of 1/365 of the annual Base Rent in effect during the partial month multiplied by the number of days in the partial month from and after the Commencement Date.

3.2.         Additional Rent.

(a)           Payment of Additional Rent.  Commencing on January 1st of the calendar year immediately following the Base Year, Tenant will pay to Landlord as Additional Rent (“Additional Rent”) the Operating Costs Adjustment and the Tax Adjustment, which will be calculated and determined by Landlord as set forth below.

(b)           Definition - Operating Costs. The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, maintenance and management of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (1) wages and salaries (including management fees and reimbursements of expenses incurred by Landlord’s management agent) of all employees at or below the level of general manager engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating to such costs; (2) all uniforms, supplies, tools and materials used in the operation, supervision, maintenance, repair, replacement and security of the Building; (3) costs for improvements made to the Building which, although capital in nature, are made primarily to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law, statute, ordinance, code, regulation or insurance requirement(s) promulgated by any governmental authority after the Commencement Date, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (4) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building’s tenants; (5) insurance expenses; (6) repairs, replacements, and general maintenance of the Building, including costs of inspecting and depreciation of machinery and equipment; (7) service or maintenance contracts and/or agreements for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window washing, landscaping, elevator maintenance, HVAC system maintenance, security, cleaning, trash removal, sweeping and snow removal); (8) legal, accounting, engineering and other professional fees and expenses relating to managing and maintaining the Building; (9) costs, including reasonable attorney’s fees, incurred in contesting, protesting, attempting to reduce and/or attempting to restrict increases in Taxes; and (10) all other costs properly constituting operating costs according to sound accounting principles consistently applied.

(c)           Exclusions From Operating Costs.  Operating Costs do not include costs for (1) capital improvements made to the Building (except capital improvements described in Section 3.2(b)(3) above); (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, principal, amortization or other payments on loans to Landlord, except for interest payments made in connection with Subsection 3.2(b)(3) above; (4) depreciation; (5) real estate brokerage and/or leasing commissions and lease buy-outs; (6) renovations, alterations or improvements to the space of other tenants or occupants of the Building or vacant space in the Building; (7) the cost of any item which is or should, in accordance with good accounting practices, be capitalized on the books of Landlord; (8) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation which are covered by casualty insurance or a condemnation award; (9) costs incurred in performing work or furnishing services or utilities for any tenant or other occupant in the Building, whether at the expense of such other tenant or occupant or Landlord, to the extent that such work, service or utility is in excess of any work, service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(10) refinancing costs, mortgage interest and amortization payments or rental under any ground lease; (11) expenses resulting from any violation by Landlord of the terms of any leased space in the Building or of any ground or underlying lease or mortgage to which this Lease is subordinate; (12) any expense for which Landlord is reimbursed by any tenant as an additional charge in excess of Base Rent and Additional Rent; (13) costs which are covered by and reimbursed to Landlord under any contractor, manufacturer or supplier warranty or service contract; (14) overhead and profit increment paid to affiliates of Landlord for services to the extent that the amount of such costs exceeds the costs of such services were they not rendered by an affiliate; (15) professional fees allocable to disputes with or preparation of leases for other tenants and prospective tenants in the Building; (16) advertising and promotional expenses with respect to the Building; (17) the cost of permanent works of art (as distinguished from decorations, which may be properly included in Operating Costs); (18) costs relating to a sale of the Building; (19) any costs and compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or located within the Building; (20) costs incurred with respect to installing, operating or maintaining any observatory, broadcasting, cafeteria, hotel or dining facility, child or daycare center, parking garage, or athletic, luncheon or recreational club in the Building which is operated by Landlord (i.e., not leased to a third party) unless such costs are approved by Tenant in writing; (21) expenses of constructing tenant improvements for any other tenant in the Building; (22) damages imposed on Landlord by any judgment, settlement or arbitration award which results from any tort liability of Landlord or its agents, employees, partners or contractors, provided that any portion of the judgment, settlement or arbitration award that by its nature is otherwise an Operating Cost pursuant to this Section 3.2 (e.g., the cost of repairs and maintenance) shall, notwithstanding the foregoing, be included in Operating Costs; (23) amounts incurred by Landlord in connection with the management, repair, maintenance or operation of any portion of the Building used solely for retail purposes, to the extent such amount exceeds the amount that would have been incurred if such portion were used solely for office purposes (however, such expenses may only be included in Operating Costs if the rentable square footage of such space is included in the calculation of the total rentable square footage of the Building); (24) entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; (25) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Costs; (26) legal fees and expenses (including court costs) in connection with (i) the preparation, negotiation or enforcement of or disputes arising out of any space leased in the Building, (ii) any mortgage or superior lease, (iii) any refinancing or sale of the Building, (iv) any capital improvement, to the extent such capital improvement would not be includible as an Operating Cost, or (v) the defense of any tort claims to the extent reimbursed by insurance; (27) reserves of any kind, including but not limited to replacement reserves, reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties; (28) charitable contributions; (29) fines and penalties on late payments; (30) the cost of any work or services performed for any facility other than the Building; (31) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship; (32) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a major capital expenditure if the equipment were purchased; and (33) political contributions by Landlord.

(d)           Definition - Taxes. The term “Taxes” means all taxes, assessments and governmental charges payable in a calendar year, regardless of when such Taxes become a lien upon the Building, including but not limited to all real estate and transit district taxes and assessments, sewer charges, sales and use taxes, ad valorem taxes, personal property taxes, the Illinois Property Replacement Tax and any other taxes and assessments attributable to the Building (or its operation) and the grounds, parking areas, driveways and alleys which comprise part of the land upon which the Building is situated, but excluding any franchise taxes, capital gains taxes, estate taxes and federal and state taxes on the income of Landlord.  If the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received from the Building or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part of such taxes so based, will be deemed to be included within the term “Taxes” for purposes of this Lease.

(e)           Payment of Additional Rent.              Landlord will make a good faith estimate of the Additional Rent to be due from Tenant for all or part of any calendar year during the Term and will provide a copy of such estimate to Tenant on or before February 1 of each year beginning in 2005.  Tenant agrees to pay to Landlord, on the Commencement Date and on the first day of each subsequent calendar month during the Term, an amount equal to 1/12th of the estimated Additional Rent for such full or partial calendar year.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Subsequently, the monthly installments of Additional Rent payable by Tenant will be appropriately adjusted in accordance with Landlord’s estimations so that by the end of the calendar year in question Tenant will have paid all of the Additional Rent as estimated by Landlord.  By April 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of Operating Costs paid for the previous year, adjusted as provided in Section 3.2(f) below (the “Operating Costs Statement”).  By September 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of the Taxes paid for the previous year, adjusted as provided in Section 3.2(f) below (the “Tax Statement”).  If the Operating Costs Statement and/or the Tax Statement reveal(s) that Tenant paid more in Operating Costs Adjustment or Tax Adjustment than the actual amount for the year for which such statement was prepared, then Landlord will promptly credit Tenant for such excess. Likewise, if Tenant paid less in Operating Costs Adjustment than the actual amount for the year for which such statement was prepared, then Tenant shall pay such deficiency to Landlord within ten (10) days after Landlord’s demand.  This provision will survive the Termination Date of this Lease.

(f)            Occupancy Adjustment.   With respect to any calendar year or partial calendar year in which the Building is not fully occupied, those Operating Costs which vary with occupancy of the Building for such period will, for the purposes of this Lease, be increased to the amount which would have been incurred had the Building been fully occupied.

(g)           Audit of Books and Records.  Landlord shall maintain books and records with respect to Operating Costs and Taxes in accordance with sound accounting and management practices.  Tenant shall have the right to examine such books and records showing the Operating Costs and Taxes upon reasonable prior notice to Landlord and during normal business hours within thirty (30) days following the delivery of the Operating Costs Statement and the Tax Statement described in Section 3.2(e) above.

Unless Tenant takes written exception to any item of Operating Costs or Taxes and specifies to Landlord in detail the reasons for such exception as to a particular item within thirty (30) days after the delivery of the Operating Costs Statement and the Tax Statement, the Operating Costs Statement and the Tax Statement shall be considered as final and accepted by Tenant.  Notwithstanding any exception made by Tenant, Tenant shall pay to Landlord the full amount of the Operating Costs Adjustment and the Tax Adjustment, subject to readjustment at such time as any such exception may be resolved.  If Tenant takes exception to the Operating Costs Adjustment and/or the Tax Adjustment and so notifies Landlord in writing prior to the expiration of said thirty (30) day period, then Landlord will seek certification from Landlord’s independent certified public accountant or consultant as to the proper amount of the Operating Costs Adjustment and/or the Tax Adjustment.  In such event, the certification obtained by Landlord shall be considered final and binding on both Landlord and Tenant and Tenant shall reimburse Landlord immediately upon demand for the cost of obtaining such certification, unless the certification reveals that the Operating Costs Adjustment and/or the Tax Adjustment were overstated by at least five percent (5%), in which event the cost of obtaining such certification shall be borne by Landlord.

3.3.         Payment.

Tenant agrees to timely pay to Landlord during the Term Base Rent, Additional Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively the “Rent”), without notice, demand, abatement, deduction, setoff or counterclaim, at Landlord’s Address for Payment of Rent or as otherwise specified by Landlord.

4.             SECURITY DEPOSIT.

4.1.         Cash.

Tenant shall pay, in cash, simultaneously with the execution of this Lease, the amount of the Security Deposit which will be held by Landlord to secure Tenant’s performance of its obligations under this Lease.  Landlord will have no obligation to pay any interest on the Security Deposit to Tenant.  The Security Deposit is not an advance payment of Rent nor a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 15 below).  Upon the occurrence of an “Event of Default” (as defined below) Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant fails to perform under this Lease.  Following any such application of the Security Deposit, Tenant agrees to pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Provided that Tenant has performed all of its obligations under this Lease, Landlord will (i) within thirty (30) days after the first anniversary of the Commencement Date, refund to Tenant $30,117.75 of the Security Deposit (less any portion thereof previously applied by Landlord to satisfy Tenant’s obligations under this Lease; (ii) within thirty (30) days after the second anniversary of the Commencement Date, refund to Tenant $10,039.25 of the Security Deposit (less any portion thereof previously applied by Landlord to satisfy Tenant’s obligations under this Lease; and (iii) within thirty (30) days after the end of the Term, return to Tenant the remaining portion of the Security Deposit which was not applied to satisfy Tenant’s obligations hereunder.  If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord will assign the Security Deposit to the transferee and Landlord subsequently will have no further liability for the return of the Security Deposit.

4.2.         INTENTIONALLY DELETED.

4.3.         INTENTIONALLY DELETED.

5.             LANDLORD’S OBLIGATIONS.

5.1.         Services.

Landlord will furnish to the Premises (1) water at those points of supply provided for general use of tenants of the Building; (2) heating and air conditioning between 8:00 a.m. and 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays (collectively “Normal Business Hours”) in accordance with the specifications attached hereto as Exhibit C; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations in accordance with the specifications attached hereto as Exhibit E; (4) interior window washing not less than once a year and exterior window washing not less than three (3) times per year, weather permitting; (5) passenger elevators for ingress and egress, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays so long as at least one (1) elevator remains in operation; and (6) electrical current for Tenant’s equipment in a sufficient quantity to meet normal office usage, provided that Tenant will be responsible for the cost of any additional electrical requirements beyond the usage contemplated under this Lease in accordance with Section 5.3 below.  Landlord will maintain the common areas of the Building in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees.  If Tenant desires any heating or air conditioning at any time other than during Normal Business Hours, then such services will be supplied to Tenant upon the written request of Tenant delivered to Landlord (i) in the case of weekends or holidays, not later than 3:00 p.m. on the business day preceding such extra usage, and (ii) in the case of evenings, not later than 2:00 p.m. on the day of such extra usage, and Tenant, upon demand from Landlord, will pay Landlord for such services at rates determined by Landlord from time to time based on costs incurred by Landlord, which rate is currently $75.00 per hour.  Landlord and Tenant acknowledge that Tenant has access to the Building twenty-four (24) hours a day, seven (7) days a week.

5.2.         Utilities.

Tenant will pay directly to Landlord as Rent, upon demand by Landlord, the cost of all utilities used or consumed at, on or in the Premises, in accordance with the portion of the statement provided to Landlord by the provider of such utilities that relates to the separate meter at the Premises.  If Tenant fails to pay for any of the above services when the same become due and payable, Landlord will have the right but not the duty to pay the same, which amount so paid will be deemed Rent and will be payable immediately upon demand from Landlord.  Tenant agrees to (i) keep and cause to be kept closed all windows in the Premises, (ii) at all times cooperate fully with Landlord in the operation of the heating and air conditioning systems, and (iii) abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the heating and air conditioning systems.

5.3.         Excess Utility Use.

Landlord is not required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage.  Based upon the description of its business and equipment previously provided to Landlord by Tenant and Landlord’s review of Tenant’s written plans and specifications for the Premises, Landlord acknowledges that the proposed usage falls within the definition of “normal office usage” as contemplated by the preceding sentence. If Tenant’s requirements for or consumption of electricity increase from those currently contemplated such that they exceed the electricity to be provided by Landlord as described in Section 5.1 above, then Landlord will, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant agrees to pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice for such services.  Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained and read by Landlord, at Tenant’s expense.  Tenant may not install any electrical equipment requiring special wiring or requiring voltage in excess of normal office usage or otherwise exceeding Building capacity unless approved in advance and in writing by Landlord, which approval will not be unreasonably withheld by Landlord.  Tenant agrees not to use electricity in the Premises which exceeds the capacity of the existing feeders and risers to or wiring in the Premises.  If approved by Landlord, any risers or wiring required to meet Tenant’s excess electrical requirements will be installed by Landlord, upon Tenant’s request and at Tenant’s cost, if, in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.  If Tenant uses machines or equipment in the Premises not currently contemplated which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and such cost, including the cost of installation, operation, use, and maintenance, will be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice for such cost.

5.4.         Restoration of Services.

Landlord agrees to use reasonable efforts to restore any service that becomes unavailable. Such unavailability will not, however, (i) render Landlord liable for any damages, (ii) be construed as an actual or constructive eviction of Tenant from the Premises, (iii) constitute a breach of any implied warranty, (iv) entitle Tenant to terminate this Lease, nor (v) entitle Tenant to any abatement of Rent or any other monetary obligations under this Lease unless and to the extent the Premises become untenantable due to an interruption of service which is within Landlord’s reasonable control and the Premises remain untenantable for at least three (3) consecutive business days, in which event all Rent will abate commencing on the sixth (6th) business day after such interruption of service occurred and continue to abate until the interrupted service is restored.

6.             IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

6.1.         Improvements; Alterations.

No alterations, physical additions or improvements in or to the Premises may be made without Landlord’s prior written consent.  Landlord may withhold its consent to any alteration or addition that could affect the Building’s structure or its HVAC, plumbing, electrical or mechanical systems.  Except for normal office signage, Tenant may not paint or install lighting, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord.  Tenant acknowledges that Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building.  Except as specifically provided elsewhere in this Lease, all alterations, additions and improvements installed in the Premises must be (i) performed at Tenant’s expense and only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and (ii) constructed, maintained and used by Tenant at its own risk and expense in accordance with all laws.

Landlord’s approval of the plans and specifications is not a representation by Landlord that such alterations, additions, or improvements comply with any law.  Prior to commencing any work after the Commencement Date, Tenant agrees to pay to Landlord a supervisory fee in an amount equal to Landlord’s reasonable out-of-pocket expenses incurred in connection with any alterations, additions or improvements performed by Tenant subsequent to the tenant improvements described in the Workletter.  Tenant further agrees that it will remove or cause its contractor(s) to remove all waste and debris from the Premises upon the completion of any alterations, additions or improvements.

6.2.         Repairs and Maintenance.

Tenant agrees to maintain the Premises in a clean, safe, and operable condition, and will not permit or allow to remain any waste or damage to any portion of the Premises.  Tenant agrees to pay for the cost of repairing or replacing, subject to Landlord’s direction and supervision, any damage to the Premises and the Building caused by Tenant, Tenant’s employees, Tenant’s transferees, or their respective agents, contractors, or invitees, other than ordinary wear and tear and damage caused by casualty or condemnation.  If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost.  If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage.  The cost of all repair or replacement work performed by Landlord under this Section 6.2 must be paid by Tenant to Landlord, together with a supervisory fee in an amount equal to Landlord’s reasonable out-of-pocket expenses incurred in connection with any repair or replacement work performed by Landlord, within ten (10) days after Landlord has invoiced Tenant for such cost and will constitute Rent under this Lease.

6.3.         Performance of Work.

Only Landlord or contractors and subcontractors approved in writing by Landlord may perform the work described in this Section 6.  Tenant will cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require.  All such work must be performed in accordance with all applicable governmental requirements and in a good and workmanlike manner so as not to damage the Premises, the Building or the components of the Building.  Tenant agrees to defend, indemnify and hold Landlord, its managers, members, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney’s fees and court costs, suffered or incurred by Landlord arising from any of Tenant’s alterations, additions or improvements to the Premises.

6.4.         Mechanic’s Liens.

Tenant must not permit any mechanic’s lien(s) to be filed against the Premises or the Building for any work performed, materials furnished, or obligations incurred by or at the request of Tenant.  If such a lien is filed, then, within ten (10) days after Landlord has delivered notice of the filing to Tenant, Tenant must either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, will constitute Rent payable by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant for such payment.  Tenant agrees to defend, indemnify and hold Landlord, its managers, members, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney’s fees and court costs, suffered or incurred by Landlord arising from the presence or removal of any mechanic’s lien(s) affecting the Premises and/or the Building relating to any work performed, materials furnished or obligations incurred by or at the request of Tenant.

7.             USE.

Tenant may use the Premises only for the Permitted Use, and Tenant must comply with all applicable statutes, laws, ordinances, codes, orders, rules and regulations, as well as all requirements of any of Landlord’s insurance providers which are communicated to Tenant as additional rules and regulations of the Building, relating to the use, condition and occupancy of the Premises.  The Premises may not be used for any use which (i) is disreputable, creates fire hazards, or results in an increased rate of insurance on the Building or its contents; (ii) would violate any covenant, agreement, term, provision or condition of this Lease or is in contravention of the certificate of occupancy or zoning ordinances pertaining to the Building; (iii) would alter, affect or interfere with or would overload the electrical, mechanical or HVAC systems or any other component of the Building, or would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law; or (iv) would, in Landlord’s judgment, in any way impair or tend to impair or exceed the design criteria, structural integrity, character, reputation or appearance of the Building.  Tenant will not conduct or permit the generation, transportation, storage, installation, treatment or disposal, either in the Building or in the Premises, of any hazardous or toxic materials, and Tenant will keep the Building and the Premises free of any lien or claim imposed under any federal, state or local environmental statute, law, ordinance, code, rule or regulation.  If, because of Tenant’s acts, the rate of insurance on the Building or its contents increases, then such acts will constitute an Event of Default, Tenant must pay to Landlord the amount of such increase on demand, and acceptance of such payment will not waive any of Landlord’s other rights.  Tenant agrees to conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

8.             ASSIGNMENT AND SUBLETTING.

8.1.         Transfers; Consent.

(a)           Transfers.  Tenant may not do any of the following without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld so long as Landlord determines in its reasonable discretion that the proposed transferee is of similar reputable character as Tenant, has a net worth and financial stability comparable to or better than Tenant, and intends to use the Premises only for the Permitted Use:

(i)            assign, transfer, or encumber this Lease or any estate or interest in this Lease, whether directly or by operation of law;

(ii)           permit any other entity to become Tenant under this Lease by merger, consolidation or other reorganization; provided, however, Tenant does not need to obtain Landlord’s consent if, after giving effect to such merger, consolidation or other reorganization, the minimum tangible net worth of such new entity is equal to or better than that of Tenant at the beginning of this Lease;

(iii)          if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant;

(iv)          sublet any portion of the Premises;

(v)           grant any license, concession or other right of occupancy of any portion of the Premises; or

(vi)          permit the use of the Premises by any parties other than Tenant.

Any of the events listed in Section 8.1(a)(i) through 8.1(a)(vi) above are referred to as a “Transfer”.

(b)           Procedure to Obtain Consent.   If Tenant requests Landlord’s consent to a Transfer, then Tenant must provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information that Landlord may request; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Landlord will provide Tenant with a written response to such Transfer request within twenty (20) days after Landlord’s receipt of Tenant’s written request.  Within ten (10) days after Tenant’s request, Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses (including but not limited to attorneys’ fees and administrative fees) incurred by Landlord in connection with considering any request for consent to a Transfer; provided, however, Tenant shall not be required to reimburse Landlord for its expenses in excess of $2,000.00 in the aggregate.  Nothing in this Section 8.1(b) may be construed as granting to any third party the rights of a third-party beneficiary, so as to entitle such third party to seek to enforce any of the above provisions.

(c)           Obligations After Transfer.   If Landlord consents to a proposed Transfer, then both Tenant and the proposed transferee must (i) deliver to Landlord an executed, written agreement acceptable in all respects to Landlord under which the proposed transferee expressly agrees to abide by, observe and assume all of Tenant’s obligations under this Lease, and (ii) if requested by Landlord, execute the consent form required by Landlord.  Landlord’s consent to a Transfer will not release Tenant from its obligations under this Lease, but rather Tenant and its transferee will be jointly and severally liable for such obligations. Landlord’s consent to any Transfer does not waive Landlord’s rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part of the Premises are subject to a Transfer, then Landlord, in addition to its other remedies, may collect rent due and owing directly from such transferee and apply such rent against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

8.2.         Recapture.

In the event Tenant causes or seeks to cause a Transfer (other than a Transfer to which Landlord consents under Section 8.1(b) above), Landlord may terminate this Lease and recapture the applicable space as of the date the proposed Transfer is to be effective, or within thirty (30) days after the date of Landlord’s discovery of the Transfer, as the case may be.  Landlord may exercise this termination right within thirty (30) days after Landlord’s receipt of Tenant’s written request for Landlord’s consent, or within thirty (30) days after learning of such Transfer if Landlord’s consent has not been requested by Tenant. If Landlord terminates this Lease as provided above, then this Lease will cease and Tenant shall pay to Landlord all Rent accrued through the Termination Date. Subsequently, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant.

8.3.         Additional Compensation.

Tenant agrees to pay to Landlord, immediately upon receipt, fifty percent (50%) of any and all funds received by Tenant for a Transfer in excess of the Rent allocable to the Premises.

8.4          Injunctive Relief.

Notwithstanding anything in this Lease to the contrary, in the event Landlord wrongfully prevents a Transfer by Tenant, or if Landlord commits any other default under this Section 8, Tenant’s sole remedy will be limited to an action for injunctive relief to permit the Transfer to occur.

9.             INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

9.1.         Insurance.

Tenant agrees to maintain throughout the Term the following insurance policies:

(a)           comprehensive general liability insurance in amounts of not less than a combined single limit of $3,000,000.00 or such other amounts as Landlord may, from time to time, reasonably require, insuring Tenant, Landlord, Landlord’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises;

(b)           insurance covering the full value of Tenant’s property and improvements, and other property (including property of others) in the Premises; and

(c)           worker’s compensation insurance containing a waiver of subrogation endorsement acceptable to Landlord.

Tenant will, prior to taking possession of the Premises and prior to the commencement of any work in the Premises, furnish Landlord with certificates of such insurance and such other evidence satisfactory to Landlord confirming Tenant’s maintenance of all insurance coverages required under this Lease and naming Landlord and any other parties reasonably requested by Landlord as additional insured(s).  Each certificate must contain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies.  All such insurance policies must be (i) issued by insurers authorized to do business in the State of Illinois and which are rated at least A+XII in Best’s Key Rating Guide, and (ii) issued by companies and be in form and substance reasonably satisfactory to Landlord.  The term “affiliate” means any person or entity, directly or indirectly, controlling, controlled by, or under common control with the party in question.  Tenant acknowledges and agrees that it is not permitted to self-insure under this Lease.

9.2.         Waiver of Negligence; No Subrogation.

Landlord and Tenant each waives any claim it might have against the other for damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or with respect to such matters as are required to be insured against under the terms of this Section 9, regardless of whether the negligence of the other party caused such loss.  Each party will cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

9.3.         Indemnity by Tenant.

Except to the extent such loss is covered by Landlord’s or Tenant’s applicable insurance, Tenant agrees to defend, indemnify and hold Landlord, its managers, members, employees and agents harmless from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any loss arising from (i) any occurrence on the Premises and/or the Building caused by or contributed to by Tenant, its subtenants, licensees, employees, invitees, contractors and/or agents (collectively “Tenant’s Affiliates”), and (ii) Tenant’s or any of Tenant’s Affiliates’ failure to perform its obligations under this Lease.  This indemnity provision will survive the termination or expiration of this Lease.

9.4          Landlord’s Insurance.

During the Term of this Lease, Landlord will cause the Building to be insured with property damage insurance coverage in commercially reasonable amounts.

9.5          Indemnity by Landlord.

Landlord agrees to defend, indemnify and hold Tenant harmless from and against any loss or damage (including reasonable attorneys’ fees) suffered by Tenant resulting from Landlord’s gross negligence or intentional misconduct provided such loss or damage is not covered by Tenant’s insurance or would have been covered by Tenant’s insurance which Tenant is required to maintain under this Lease.

10.          SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE.

10.1.       Subordination.

This Lease is automatically subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease or primary lease, that now or subsequently covers all or any part of the Building without any further action or writing of the parties (the mortgagee under any such mortgage or the lessor under any such lease is referred to below as a “Landlord’s Mortgagee”).  However, any Landlord’s Mortgagee may at any time unilaterally elect to make this Lease superior to its mortgage, ground lease or other interest in the Premises by so notifying Tenant in writing.

10.2.       Attornment.

Tenant agrees to attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, attornment, termination of lease, or otherwise.  Within ten (10) days after such party’s request, Tenant will execute and deliver to the requesting party a written agreement(s) confirming such attornment.  If Tenant fails to deliver the attornment agreement(s) described herein within the ten (10) day period, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant’s attorney-in-fact to execute the agreement(s) on behalf of Tenant, and Tenant will be bound by the terms of the agreement(s) executed by Landlord.

10.3.       Notice to Landlord’s Mortgagee.

Tenant may not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations under this Lease.

11.          RULES AND REGULATIONS.

Tenant must comply with the rules and regulations of the Building which are attached hereto as Exhibit B, provided that such rules and regulations are uniformly enforced by

Landlord against all tenants in the Building.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are uniformly enforced against all tenants in the Building and will not unreasonably interfere with Tenant’s use of the Premises. Tenant is responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

12.          CONDEMNATION.

12.1.       Total Taking.

If the entire Building or Premises is taken by right of eminent domain or conveyed in lieu of eminent domain (a “Taking”), this Lease will terminate and Rent will be apportioned as of the date of the Taking, and Tenant will have no claim against Landlord for the value of the unexpired Term.

12.2.       Partial Taking — Tenant’s Rights.

If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent will be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent will abate on a pro rata basis determined by Landlord as to that portion of the Premises rendered untenantable by the Taking.

12.3.       Partial Taking — Landlord’s Rights.

If any material portion but less than all of the Building becomes subject to a Taking and Landlord makes a good faith determination that (i) such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred twenty (120) days, (ii) restoring the Premises would be uneconomical, (iii) the condemnation award is insufficient to rebuild or restore the Building or the Premises, or (iv) Landlord is required to pay any condemnation award arising from the Taking to any Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice to Tenant within thirty (30) days after such Taking, and Rent will be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent will abate as provided in the last sentence of Section 12.2 above.

12.4.       Award.

If any Taking occurs, then Landlord is entitled to receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease (but because of the condemnation is unable to move such property), moving costs, and other claims it may have so long as such claim does not diminish Landlord’s award.  In no event may Tenant seek or file any claim against Landlord.

13.          FIRE OR OTHER CASUALTY.

13.1.       Landlord’s Rights.

If all or any part of the Building and/or the Premises is(are) damaged by fire or other casualty (a “Casualty”), and if Landlord makes a good faith determination that (i) restoring the

Premises would be uneconomical, (ii) there are insufficient insurance proceeds to rebuild or restore the Building or the Premises, or (iii) Landlord is required to pay any insurance proceeds arising out of the Casualty to any Landlord’s Mortgagee, then Landlord may terminate this Lease by giving Tenant written notice of Landlord’s election to terminate (the “Casualty Termination Notice”) within one hundred twenty (120) days after the Casualty has occurred, and Base Rent and Additional Rent will abate as of the date of the Casualty, unless Tenant or any of Tenant’s Affiliates caused such damage, in which event Tenant shall continue to pay Rent without abatement.  Such termination shall be effective sixty (60) days after the date of the Casualty Termination Notice.

13.2.       Repair Obligation.

If Landlord elects not to terminate this Lease following a Casualty, then Landlord, within a reasonable time after such Casualty, will proceed with reasonable diligence to repair, restore or rehabilitate the Building and/or the Premises, as the case may be, to substantially the same condition as they existed immediately before such Casualty.  However, Landlord will not be required to repair or replace any of the furniture, equipment, fixtures, and other leasehold improvements which may have been placed by or at the request of Tenant or other occupants in the Building or the Premises and required to be insured by Tenant or other tenants, and Landlord’s obligation to repair or restore the Building and/or the Premises will be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  In the event that Landlord elects not to terminate the Lease and Landlord proceeds to repair the Building and/or the Premises, then Tenant must apply to the replacement or restoration of the furniture, equipment, fixtures and other improvements in the Premises (if replacement or restoration is necessary because of the Casualty) any proceeds of insurance that it may have received from its policy(ies) on account of the Casualty.  During such repair or rebuilding of the Building and/or the Premises, Rent for the portion of the Premises rendered untenantable by the damage will be abated on a pro rata basis determined by Landlord from the date of damage until the completion of the repair, restoration or rehabilitation.

14.          PERSONAL PROPERTY TAXES.

Tenant is liable for all taxes based upon this Lease or the receipt of Rent due under this Lease and all taxes levied or assessed against any personal property, furniture or fixtures placed by Tenant in the Premises.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord as Rent, upon demand, the part of such taxes for which Tenant is primarily liable under this Lease.  Landlord may not, however, pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and subsequently diligently proceeds with such contest in accordance with law and if the non-payment does not pose a threat of lien or other cloud on Landlord’s title to the Building, or threat of loss or seizure of the Building or interest of Landlord in the Building.

15.          DEFAULT.

15.1.       Events of Default.

Each of the following occurrences will constitute an “Event of Default”:

(a)           Tenant’s failure to pay Rent on or before the date when due and the continuation of such failure for a period of more than five (5) days after Landlord has delivered written notice thereof to Tenant;

(b)           Tenant’s failure to deliver, renew and/or extend the Letter of Credit in accordance with the requirements of Section 4.2 of this Lease;

(c)           Tenant’s failure to perform, comply with or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered written notice thereof to Tenant, provided that if such failure is of a nature which cannot be cured within said thirty (30) day period, then the cure period shall be extended so long as Tenant is at all times diligently proceeding to cure the same, but in no event longer than sixty (60) days after Landlord’s delivery of the notice;

(d)           The filing of a petition by or against Tenant (the term “Tenant” includes, for the purpose of this Section 15(d), any guarantor of the Tenant’s obligations under this Lease) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure. If, however, such a petition is filed against Tenant, then such filing will not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after such filing;

(e)           The failure of any guarantor(s) of this Lease to comply with the terms and conditions of its(their) guaranty, if applicable; and

(f)            The merger, liquidation, dissolution or change of control of any guarantor, if applicable.

15.2.       Default Interest.

All past due Rent and any other payments required of Tenant under this Lease will be deemed Rent and interest will accrue from the date due until paid at the rate of interest equal to two percent (2%) over the so-called “prime rate” as announced from time to time by J.P. Morgan Chase Bank.

16.          REMEDIES.

Upon the occurrence of an Event of Default, Landlord may, at its election, in addition to all other rights and remedies afforded Landlord under this Lease or by law or equity, take any one or more of the following actions:

16.1.       Right To Terminate.

Upon the occurrence of an Event of Default, Landlord has the right to terminate the Lease and obtain possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such termination is immediately effective and Landlord, if necessary, is entitled to commence immediately an action in summary proceedings to recover possession of the Premises.

16.2.       Receipt Of Money After Termination.

No receipt of money by Landlord from Tenant after the termination of this Lease shall act to reinstate, continue or extend the Term, nor affect or waive any notice given by Landlord to Tenant prior to such receipt of money.

16.3.       Recovery Of Damages.

Landlord agrees to use commercially reasonable efforts to mitigate damages caused by a default or breach of Tenant.  If Landlord terminates this Lease at any time for any breach, then in addition to any other remedies it may have, Landlord may recover from Tenant by reason of such breach all Rent and Additional Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant under this Lease.  In addition, Landlord may recover as damages for loss of the bargain and not as a penalty the sum of (i) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent and Additional Rent at the same annual rate for the remainder of the Term as then in effect over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term immediately prior to such termination, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which Rent would have been payable under this Lease had the Term not been terminated, and (iii) any additional damages, including any costs or expenditures to fit the Premises to the needs of Tenant, reasonable attorneys’ fees and court costs which Landlord sustains by reason of the breach of any of the covenants of this Lease other than for the payment of Base Rent and Additional Rent.

16.4.       Right To Re-Enter.

If the Event of Default is the nonpayment of Rent, Landlord may, as an alternative to terminating the Lease, serve a written demand for possession or payment.  Unless the Rent is paid in accordance with the demand for possession or payment, Landlord is entitled to possession of the Premises and Tenant will then have no further right to possession under the Lease.  Tenant remains liable to Landlord for the payment of all Rent and other charges which Tenant has agreed to pay under this Lease throughout the remainder of its Term.  If Landlord elects to re-enter, as provided, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet all or any part of such Premises for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable.  Upon each such reletting all rentals and other sums received by Landlord from such reletting are applied, first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys’ fees and costs of such alterations and repairs; third, to the payment of Rent and other charges due from Tenant, and the residue, if any, will be held by Landlord and applied in payment of future rent as the same may become due and payable.  If such rentals and other sums received from such reletting during any month are insufficient to pay the Rent and other charges due from Tenant, Tenant agrees to pay such deficiency to Landlord.  Such deficiency will be calculated and paid monthly.  No such re-entry or taking possession of such premises by Landlord may be construed as an election on its part to terminate this Lease.  Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach.

16.5.       Independent Covenant.

Tenant acknowledges and agrees that its obligation to pay Rent under this Lease is an independent covenant and that such obligation to pay Rent is not subject to setoff or recoupment in connection with any action for summary proceedings to recover possession of the Premises.

16.6.       Legal Expenses.

If Landlord or Tenant is required to bring an action arising out of the covenants, terms, conditions or provisions of this Lease, or if Landlord undertakes an action for summary proceedings to recover possession of the Premises, the prevailing party will be reimbursed by the other party for such reasonable costs and attorneys’ fees as the prevailing party may incur in connection with such action.

17.          PAYMENT BY TENANT; NON-WAIVER.

17.1.       Payment by Tenant.

Upon any Event of Default, Tenant agrees to pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing its rights, remedies and recourses arising out of the Event of Default or in obtaining advice about the same.  To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises and Building are located have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

17.2.       No Waiver.

Landlord’s acceptance of any payment from Tenant following an Event of Default will be deemed Rent and will not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any term(s) contained in this Lease will waive Landlord’s rights regarding any future violation of such term(s).  Landlord’s acceptance of any partial payment of Rent will not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection with such Rent.  Accordingly, Landlord’s acceptance of a partial payment of Rent will not constitute an accord and satisfaction of the full amount of the Rent that is due.

18.          SURRENDER OF PREMISES.

No act by Landlord will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant must deliver the Premises to Landlord with all improvements in good repair and condition, broom-clean, except for reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 12 and 13 above control).  All alterations, additions, improvements, equipment and wiring made in or upon the Premises shall remain on the Premises without compensation to Tenant.  Tenant must also deliver to Landlord all keys to the Premises.  So long as Tenant has performed all of its obligations under this Lease, Tenant may remove all unattached trade fixtures and personal property placed in the Premises by Tenant, provided that Tenant remains obligated to repair all damage caused by such removal.  All items not so removed will be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 18 will survive the end of the Term.

19.          HOLDING OVER.

If Tenant fails to vacate the Premises at the end of the Term, then Tenant will be a tenant-at-will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant must pay to Landlord a monthly Base Rent for all or any part of a month equal to 150% of the aggregate Base Rent plus all other Rent payable during the last month of the Term.  Tenant is also responsible for all damages, consequential as well as direct, incurred or sustained by Landlord by reason of such retention, together with all costs incurred by Landlord (including but not limited to reasonable attorneys’ fees) in connection with such holdover.  In addition, if Tenant holds over for more than thirty (30) days, then Landlord may elect, upon notice to Tenant, that such holding over will constitute a renewal of this Lease for one (1) year at the stated holdover rate, but acceptance by Landlord of Rent after such termination will not in and of itself constitute a renewal.  Nothing contained in this Section 19, however, will be construed or operate as a waiver of Landlord’s right of re-entry or any other right of Landlord.

20.          CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights which may be exercised without notice (except as otherwise expressly provided below) and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant’s use or possession of the Premises, nor giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease:

(a)           To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building during ordinary business hours, and if Tenant desires to have such work done during other than business hours, Tenant agrees to pay all overtime and additional expenses resulting from such work; to enter upon the Premises and, during the continuance of any such work; to temporarily close doors, entryways, public space, and corridors in the Building; and to interrupt or temporarily suspend Building services and facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from the performance of Tenant’s obligations under this Lease; provided, however, reasonable access to the Premises will be maintained and the business of Tenant may not be interfered with; and further provided, however, that except for routine maintenance and emergencies, Landlord may access the Premises only (i) after six (6) hours advance notice to Tenant, (ii) outside of business hours, and (iii) if such access does not unreasonably interfere with Tenant’s business;

(b)           To change the name and street address of the Building, provided that Landlord shall give Tenant not less than sixty (60) days’ prior written notice of a street address change if such change was initiated by Landlord; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;

(c)           To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time for application to and for the benefit and protection of all tenants of the Building;

(d)           Upon prior oral notice to Tenant, to enter the Premises during reasonable hours (i) at any time during the Term to show the Premises to prospective purchasers or lenders, or (ii) during the last twelve (12) months of the Term to show the Premises to prospective tenants, and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

(e)           Upon prior written notice to Tenant, to relocate Tenant within the Building to new space (the “Relocation Space”) which is comparable in size, utility and condition to the Premises, including any additions, alterations and improvements made by Tenant in accordance with the terms of this Lease.  Such relocation will be effective on a date specified by Landlord, which date will not be less than ninety (90) days after Landlord’s notice.  If Landlord relocates Tenant, Landlord will reimburse Tenant for Tenant’s reasonable out-of-pocket expenses directly related to Tenant’s move to the Relocation Space.  Upon such relocation, the Relocation Space will be deemed to be the Premises, the terms of the Lease will remain in full force and apply to the Relocation Space, and Landlord and Tenant agree to execute an amendment to this Lease confirming such relocation of Tenant to the Relocation Space within twenty (20) days after Tenant takes possession of the Relocation Space;

(f)            To maintain within the lobby of the Building a directory containing a standard listing with Tenant’s name;

(g)           To install and maintain signs on the exterior and interior of the Building;

(h)           To prescribe and approve in advance the location and style of any suite number and identification sign or lettering on the door to the Premises occupied by Tenant, the cost of which signage shall be borne by Tenant;

(i)            To retain at all times and to use in appropriate instances pass keys to the Premises;

(j)            To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant in Section 7 above;

(k)           To have access for Landlord and other tenants of the Building to all mail chutes according to the rules of the United States Post Office;

(l)            To require all persons entering or leaving the Building during such hours as Landlord may from time to time determine to identify themselves to watchmen or security personnel by registration or otherwise, and to establish their right to enter or leave the Building; provided Landlord will not be liable in damages for any error with respect to admission to or eviction or exclusion of any person from the Building. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord; and

(m)          From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit B attached to this Lease or other sections of this Lease, for the protection and welfare of the Building, its tenants and occupants, as Landlord may determine, and Tenant agrees to abide by all such rules and regulations so long as the same are uniformly enforced by Landlord against all other tenants in the Building.

21.          MISCELLANEOUS.

21.1.       Landlord Transfer.

Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord will be released from any further obligations under this Lease, provided that the assignee assumes all of Landlord’s obligations under this Lease in writing.

21.2.       Landlord’s Liability.

The liability of Landlord and Landlord’s Affiliates (as defined below) to Tenant for any default by Landlord under the terms of this Lease will be recoverable only from the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord’s interest in the Building for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease. Under no circumstances will Landlord or Landlord’s Affiliates have any personal liability for any of the foregoing matters. The term “Landlord’s Affiliates” means collectively Landlord’s property manager and its and Landlord’s respective current and future affiliates, managers, members, principals, investors, directors, officers, general or limited partners, shareholders, managers, employees, agents, representatives, successors and assigns.

21.3.       Force Majeure.

Other than for Tenant’s obligations under this Lease which can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

21.4.       Brokerage.

Neither Tenant nor Landlord has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord’s Broker and Tenant’s Broker, whose commissions are payable by Landlord.  Each party agrees to defend, indemnify and hold the other party harmless from and against all claims, damages, costs, expenses, attorneys’ fees and other liabilities for commissions or other compensation claimed by any other broker or agent.

21.5.       Estoppel Certificates.

From time to time, Tenant agrees to furnish to Landlord, Landlord’s Mortgagee or any third party designated by Landlord, within ten (10) days after Landlord has made a request, a written estoppel certificate signed by Tenant or an authorized signatory of Tenant in the form attached as Exhibit D, confirming and certifying to such party, as of the date of such estoppel certificate, to the extent factual or known, (i) that Tenant is in possession of the Premises, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (iii) that Tenant has no offsets, claims or defenses against Rent or the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant under this Lease (and, if so, specifying the same in detail); (iv) the dates through which Base Rent and Additional Rent have been paid; (v) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant having made due investigation has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail): (vii) the amount of any Security Deposit held by Landlord; (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant; and (ix) other matters reasonably requested by Landlord or such other party.  If Tenant fails to deliver the estoppel certificate described above within said ten (10) day period, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant’s attorney-in-fact to execute the estoppel certificate on behalf of Tenant, and Tenant will be bound by the terms of the estoppel certificate prepared and executed by Landlord.

21.6.       Notices.

All notices and other communications given pursuant to this Lease must be in writing and must be sent to the parties listed in the Lease Information Summary above by (1) first class mail, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties at the address specified in the Lease Information Summary, (2) a nationally recognized overnight courier, (3) personal delivery to the intended address, or (4) prepaid telegram, cable, facsimile transmission or telex with confirmation of successful transmission followed by a confirmatory letter.  All notices will be effective upon delivery to the address of the addressee, or, if the addressee refuses delivery, then delivery will be deemed effective as of the date of the attempted delivery.  The parties may change their addresses by giving notice of such change to the other party in conformity with this provision.

21.7.       Severability.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then the remainder of this Lease will not be affected, and in lieu of such clause or provision, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision will be deemed added to this Lease as may be possible and be legal, valid, and enforceable.

21.8.       Amendments; Binding Effect.

This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease will be deemed to have been modified or waived by either party unless such modification or waiver is in writing signed by such party.  No custom or practice which may evolve between the parties in the administration of the terms of this Lease will waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Lease, except as expressly modified in writing signed by Landlord and Tenant.  The terms and conditions contained in this Lease will inure to the benefit of and be binding upon the parties, and upon their respective successors in interest and legal representatives, except as otherwise expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party may be deemed a third party beneficiary.

21.9.       Quiet Enjoyment.

So long as Tenant performs all of its obligations under this Lease, Tenant may peaceably and quietly hold and enjoy the Premises during the Term without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

21.10.     No Merger.

No merger of the leasehold estate created under this Lease with the fee estate in all or any part of the Premises will occur if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

21.11.     No Offer.

The submission of this Lease to Tenant may not be construed as an offer, and Tenant will have no rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

21.12.     Entire Agreement; Governing Law.

This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter of this Lease and supersedes all prior related oral statements and writings. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection with this Lease.  This Lease shall be governed by, construed under and be enforceable in accordance with the laws of the State of Illinois.

21.13.     Calendar Days.

All references in this Agreement to a certain number of days will be deemed to mean calendar days, unless otherwise expressly stated.

21.14.     Prohibition Against Leasehold Mortgages.

Tenant will not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises during the Term.

21.15.     Waiver of Trial by Jury.

Landlord and Tenant mutually, knowingly, irrevocably, voluntarily and intentionally waive the right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with this Lease.  Each party further warrants and represents that it has reviewed this waiver with its legal counsel and that each has waived its jury trial rights following consultation with legal counsel.  This waiver applies to any and all subsequent amendments and any other agreements relating to this Lease.  In the event of litigation, this Lease may be filed as a written consent to a trial by the court sitting without a jury.  Tenant further agrees that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of any nature or description in such proceeding.

21.16.     Landlord’s Remedies Cumulative.

No reference to any specific right or remedy will preclude Landlord or Tenant from exercising any other right, having any other remedy or maintaining any action to which it may otherwise be entitled at law or in equity.  No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and in the case of Landlord no acceptance of full or partial Rent during the continuance of any such breach will constitute a waiver of any such breach, agreement, term, covenant or condition.  No waiver by Landlord or Tenant of any breach by the other party or, in the case of Landlord, of any breach by any other tenant under any other lease or any portion of the Building will affect or alter this Lease in any way whatsoever.  No covenant, term or condition of this Lease will be deemed waived by either party unless such waiver is in writing and executed by such party.  Landlord may accept a partial payment of Rent or other sums due under this Lease without such acceptance constituting an accord and satisfaction and without prejudice to Landlord’s right to demand the balance of such Rent or other sum, notwithstanding any notation on a check or letter accompanying such partial payment, unless Landlord expressly waives its right to such balance in writing.

21.17.     Prohibition Against Recordation.

Tenant may not record all or any part of this Lease or any memorandum of this Lease.  Any recording by Tenant of all or any part of this Lease or any memorandum of this Lease will be in violation of this Lease and will be void, and Tenant agrees to indemnify Landlord, its managers, members, agents, successors and assigns for any losses, damages or expenses of any nature whatsoever incurred by reason of such recording.  In the event Tenant records or causes all or any part of this Lease or any memorandum of this Lease to be recorded, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and record a certificate to clear any cloud on the title to the Building created by the improper recordation.

21.18.     INTENTIONALLY DELETED.

21.19.     Joint and Several Liability.

If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all of Tenant’s other obligations under this Lease are deemed to be joint and several.

21.20.     Corporate Tenants.

If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly constituted corporation qualified to do business in the State of Illinois; all of Tenant’s franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with all applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of Tenant.

21.21.     Option To Renew.

Provided Tenant is not in default under the terms and conditions of this Lease, and so long as no event has occurred but for the passage of time or the giving of notice, or both, would constitute a default under this Lease, Tenant shall have the option (the “Renewal Option”) to renew the Term of this Lease for one (1) additional five (5) year period (the “Renewal Period”).  If Tenant desires to exercise the Renewal Option, Tenant must deliver written notice (the “Renewal Notice”) to Landlord not less than nine (9) months prior to the scheduled expiration of the Term; otherwise, the Renewal Option will lapse and be deemed forever waived by Tenant.  The same terms and conditions contained in this Lease will apply during the Renewal Period, except that the Base Rent will be the then prevailing market rental rate for buildings of similar size and class located in the downtown Chicago area as reasonably determined by Landlord.  Any attempt by Tenant to exercise the Renewal Option by any method, at any time or under any circumstances other than as specifically set forth herein will be null and void and of no force or effect at the sole option and discretion of Landlord.

21.22.     Right of First Offer.

So long as (i) Tenant has continuously occupied the Premises and is not in default under the terms and conditions of this Lease as of the date Tenant notifies Landlord of Tenant’s desire to exercise its “Right of First Offer” (as defined below), and (ii) no event has occurred which but for the passage of time or the giving of notice, or both, would constitute a default under this Lease, during the Term of this Lease Tenant shall have a one-time right of first offer (the “Right of First Offer”) to rent any remaining portion of the 18th floor of the Building (the “ROFO Premises”) if the ROFO Premises becomes available during the Term, subject to the terms and conditions set forth below.  Notwithstanding anything contained herein to the contrary, all or any portion of the ROFO Premises will not be considered available and subject to Tenant’s Right of First Offer if (x) any tenant of the Building occupying the ROFO Premises (a “Pre-existing Tenant”) pursuant to a lease in effect as of the date of this Lease has a right to extend or renew the term of its lease, (y) Landlord and the Pre-existing Tenant agree to extend the term of such existing lease or enter into a new lease for all or any portion of the ROFO Premises, or (z) any other tenant in the Building having the right to lease or occupy all or any portion of the ROFO Premises as of the date of this Lease exercises its right to lease such portion of the ROFO Premises (including any extension or renewal of such lease) if the ROFO Premises become available during the Term, including after Tenant’s failure to exercise its Right of First Offer.  At any time during the Term that Landlord desires to market or lease all or any portion of the ROFO Premises, Landlord will notify Tenant in writing (“Landlord’s Notice”) of Landlord’s intention to so market or lease the ROFO Premises, together with the date when the ROFO Premises can be made available to Tenant (the “Availability Date”) and the terms and conditions upon which Landlord is prepared to lease all or any portion of such ROFO Premises (the “ROFO Premises Terms and Conditions”).  Tenant must then notify Landlord in writing within ten (10) days following Tenant’s receipt of Landlord’s Notice whether Tenant desires to exercise its Right of First Offer.  Tenant’s Right of First Offer may only be exercised as to the entire ROFO Premises.  If Tenant declines to exercise its Right of First Offer or does not notify Landlord of Tenant’s election to exercise its Right of First Offer with respect to the ROFO Premises within said ten (10) day period, then Landlord may enter into a new lease with any third party with respect to such ROFO Premises and Tenant will be deemed to have [forever] waived its Right of First Offer with respect to the ROFO Premises.  If Tenant elects to exercise its Right of First Offer and so notifies Landlord within such ten (10) day period, then Tenant will accept a lease of the ROFO Premises as of the Availability Date in its then “AS-IS” condition, subject to the ROFO Premises Terms and Conditions, and otherwise on the same terms and conditions contained in the Lease, except that (1) the Base Rent for the ROFO Premises will be the then prevailing market rental rate for buildings of a similar size and class located in the downtown Chicago area; (2) the term “Premises” for all purposes of this Lease will include the ROFO Premises, and (3) the numerator of Tenant’s Proportionate Share will increase by the amount of rentable square feet contained within the ROFO Premises.  Tenant will commence paying Rent for the ROFO Premises on the earlier of the date Tenant takes occupancy of the ROFO Premises or one hundred twenty (120) days after the Availability Date.  Within thirty (30) days after Tenant elects to exercise its Right of First Offer, Landlord and Tenant will enter into an amendment to this Lease in order to incorporate the ROFO Premises Terms and Conditions and to otherwise conform such terms and provisions to this Lease.

LANDLORD:

ONE NORTH LASALLE PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/
Its:	Authorized signer

TENANT:

eCOLLEGE.com,
a Delaware corporation

By:	/s/ Marguerite M. Elias
Its:	Senior Vice President

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations will apply to the Premises, the Building and any appurtenances:

Sidewalks, doorways, vestibules, halls, stairways, and other similar areas may not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

Plumbing fixtures and appliances may be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material may be thrown or deposited in such fixtures and appliances. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

No signs, advertisements or notices may be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws may be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments may be placed between the glass and the Building standard window treatments.

Landlord will provide and maintain an alphabetical directory for all tenants and key employees of Tenant in the main lobby of the Building.

Landlord will provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant may place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord will furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant may make a duplicate.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby may be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and will be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which will in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, will be repaired at the expense of such tenant.

Corridor doors, when not in use, must be kept closed. Nothing may be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals may be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises may at any time be used or occupied as sleeping or lodging quarters.

Tenant will cooperate with Landlord’s employees in keeping its leased premises neat and clean.  Tenant will not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. may be delivered to any leased area except by persons approved by Landlord.

Tenant may not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

No machinery of any kind (other than normal office equipment) may be operated by any tenant on its leased area without Landlord’s prior written consent, nor may any tenant use or keep in the Building any flammable or explosive fluid or substance.

Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

EXHIBIT C

HVAC SPECIFICATIONS

The HVAC system serving the Premises will meet the following criteria:

When the outside air temperature is 95 degrees F dry bulb / 74 degrees F wet bulb, the HVAC system is designed to maintain an average inside air temperature of 76 degrees F, plus or minus two (2) degrees F.

When the outside air temperature is -3 degrees F, the HVAC system is designed to maintain an average inside air temperature of 70 degrees F, plus or minus two (2) degrees F.

EXHIBIT D

ESTOPPEL CERTIFICATE

The undersigned tenant (“Tenant”) certifies as follows:

1.             Tenant entered into a written lease dated December         , 2004 (the “Lease”) with One North LaSalle Properties, LLC, as landlord (“Landlord”), under which Lease Landlord leased to Tenant and Tenant rented from Landlord certain premises on the 18th floor of the building located at One North LaSalle Street, Chicago, Illinois 60602 (the “Premises”).

2.  The Lease is unmodified and in full force and effect; Tenant accepted and presently occupies the Premises and is paying rent currently; to the best of Tenant’s knowledge, Tenant has no setoffs, claims or defenses to the payment of Rent or the enforcement of the Lease; and Tenant has not assigned or transferred its interest thereunder.

3.             Tenant’s Base Rent under the Lease is currently $                         and has been paid through                           , 20      .

4.             As of this date, there are no legal actions or proceedings (voluntary or otherwise) pending against Tenant which would impair or adversely affect Tenant’s ability to perform its obligations under the Lease; Tenant is not in default under the Lease; and Tenant has not committed any breach of the Lease and no notice of default has been given to Tenant.

5.             As of this date, to the best of Tenant’s knowledge, Landlord is not in default under the Lease, no notice of default has been given to Landlord and Tenant has no right to terminate the Lease.

6.             No rent or other moneys have been paid to Landlord or Landlord’s agent by Tenant more than thirty (30) days in advance under the Lease, and a security deposit has been paid by Tenant in the amount of $                          .

7.             The term of the Lease expires on                       , 2010, and except for the Renewal Option described in Section 21.21 of the Lease, Tenant has no rights to extend the term of the Lease nor purchase all or any portion of the Premises.

8.             Tenant has no claim against Landlord for any prepaid rent.

9.             The Lease constitutes the only agreement between Landlord and Tenant with respect to the Premises, and the Lease has not been amended, modified or superseded.

Dated:	, 2004.

TENANT:

eCOLLEGE.com,
a Delaware corporation

By:
Its:

EXHIBIT E

JANITORIAL SPECIFICATIONS

A.            Office Area

I.      Nightly Services (Monday – Friday):

a.     Gather all waste paper and place for disposal.

b.     Empty and wash all ashtrays.

c.     Sweep and/or dust mop all floor surfaces.

d.     Vacuum clean all carpeted areas.

e.     Dust desks, chairs, tables and other office furniture.

f.      Dust all ledges and other flat surfaces within reach.

g.     Dust counters, file cabinets and telephones.

h.     Properly arrange furniture in offices.

i.      Remove fingerprints from doors and partition glass.

j.      Wash all drinking fountains.

k.     Check doors and lock upon completion of work.

l.      Leave only designated lights on.

m.    Keep janitor closets clean and orderly.

II.    Weekly Services:

a.     Remove fingerprints from woodwork, walls and partitions.

b.     Spray buff floors in public areas.

III.   Monthly Services:

a.     Spot clean corridor walls.

b.     Polish or clean door kick plates and thresholds.

c.     Wash all waste baskets.

d.     Lift and clean under all plastic floor pads.

e.     Dust all venetian blinds.

f.      Dust high partition ledges and moldings.

g.     Dust or vacuum air grills.

h.     Vacuum upholstery.

IV.   Semi-Annually:

a.     Apply floor finish to all composition floors.

V.    Restrooms and Lounges:

A.    Nightly Services (Monday – Friday):

1.     Clean restrooms, wash basins, dispensers and chrome fittings.

2.     Clean mirrors and frames.

3.     Wet mop floors.

4.     Sanitize toilets, toilet seats and urinals.

5.     Dust ledges and partitions.

6.     Report to Building Office, any fixture not working properly.

B.    Dailey Services (Monday – Friday)

1.     Restock ladies and men’s washroom from 3 – 25 with paper   products, hand soap, and wipe down counter tops, sinks, and mirrors. Empty garbage cans if full.

2.     Sweep loose paper products from floor twice daily.

3.     Mop floor as necessary.

C.    Weekly Services:

1.     Spot wash partitions, walls and doors.

2.     Remove any soap scum or residue left from dispenser soap.

D.    Monthly Services:

1.     Apply floor finish to composition floors.

2.     Dust ceiling vents.

E.     Bi-Monthly Services:

1.     Scrub all wainscoting and partitions.

VI.   Carpet Maintenance:

A.    Nightly Services (Monday – Friday):

1.     Spot clean coffee, ink and other minor stains.

2.     Report large stains to Building Office.

3.     Rotary clean traffic areas and corridors

B.    Semi-Monthly Service:

1.     Shampoo the elevator carpets.

C.    Yearly Services:

1.     Shampoo public area (elevator lobbies) carpet on all floors.

Landlord will provide the following services for the tenants on or upon request at an additional charge:

1.     Pile Lifting:  This service consists of using a powerful vacuum with an      adjustable brush for lifting the Pile.

2.     Spot Clean Stains:  Remove of difficult stains by an expert.

3.     Complete Shampooing:  Consists of pile lifting, spot cleaning and shampooing the carpets with a quick drying shampoo.

4.     We also re-weave and stretch carpets.

A.    Exterior Areas:

1.     Remove all trash, sweep all around building perimeter, empty and change sand in cigarette urns, clean all metal window frames, as required around the building.

B.    Main Lobby:

1.             Sweep lobby floor, clean spills and stains.  Damp mop floor as necessary.

2.             Spot clean all entrance glass, directory glass, check glass doors for fingerprints and smudges twice a day.  Dust windowsills and metal ledges as necessary.

3.             Remove or place runners as necessary.  Vacuum lobby mats as required.

4.             Clean ashtrays twice a day.

C.    Lobby Elevators:

Vacuum carpeted floors, remove any spots and chewing gum.  Spot clean elevator walls, panels and doors twice a day.  Vacuum elevator cars as required.

EXHIBIT F

WORKLETTER

THIS WORKLETTER (the “Workletter”) is referred to in and specifically made a part of that certain lease dated December           , 2004 (the “Lease”) by and between ONE NORTH LASALLE PROPERTIES, LLC, a Delaware limited liability company (“Landlord”), and eCOLLEGE.com, a Delaware corporation (“Tenant”).

Landlord and Tenant agree that their respective rights and obligations with respect to the construction of the Premises shall be as provided in the Lease and in this Workletter.  All of the terms used herein which are defined in the Lease shall have the same meanings as provided in the Lease unless otherwise stated herein.

1.             Landlord Delivery Work.  Landlord, at its sole cost and expense, shall perform or cause to be performed the work described in Exhibit H attached to the Lease and incorporated herein (the “Landlord Delivery Work”), without cost to Tenant or deduction from “Landlord’s Contribution” (as hereinafter defined).

2.             Work.  Tenant, at its sole cost and expense, shall perform or cause to be performed the work (the “Work”) in the Premises provided for in the Plans (as defined in paragraph 3 hereof) submitted to and approved by Landlord. Tenant’s Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements. Tenant shall commence the construction of the Work promptly following completion of the preconstruction activities provided for in paragraph 3 below and shall diligently proceed with all such construction. Tenant shall coordinate its Work so as to avoid interference with any other work being performed by or on behalf of Landlord (including, without limitation, the Landlord Delivery Work) and any other tenants in the Building.

3.             Preconstruction Activities.

(a) On or before December 31, 2004, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i) a detailed construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction;

(ii) an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;

(iii) evidence satisfactory to Landlord of Tenant’s ability to pay the cost of the Work as and when payments become due. Such evidence shall be in the form of an unconditional written commitment from a responsible lender to pay for the Work or evidence of current net assets in the form of cash, cash equivalents or other liquid assets of Tenant which have been and will continue to be segregated for payment of the Work when due;

(iv) the names and addresses of Tenant’s contractors (and the contractors’ subcontractors) to be engaged by Tenant for the Work (“Tenant’s Contractors”). Landlord has the right to approve or disapprove Tenant’s Contractors. Tenant shall not employ as Tenant’s Contractors any persons or entities disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant’s list, Tenant shall employ as Tenant’s Contractors only those persons or entities so approved. Landlord may, at its election, designate a list of approved contractors for performance of work involving electrical, mechanical, plumbing or life-safety systems, from which Tenant must select its contractors for such work;

(v) certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord;

(vi) payment and performance bonds for all of Tenant’s Contractors naming Landlord as a dual obligee; and

(vii) the Plans for the Work, which Plans shall be subject to Landlord’s approval in accordance with paragraph 3(b) below.

Tenant will update such information and items by notice to Landlord of any material changes.

(b) As used herein, the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work). The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within seven (7) days after receipt thereof by Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds it consent because, in Landlord’s opinion: (i) the Work is likely to affect adversely Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Work would adversely affect Landlord’s ability to furnish services to Tenant or other tenants; (iii) the Work would increase the cost of operating the Building; (iv) the Work would violate any governmental laws, rules or ordinances; (v) the Work contains or uses hazardous or toxic materials; (vi) the Work would adversely affect the appearance of the Building; (vii) the Work would adversely affect another tenant’s premises; or (viii) the Work is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant’s request prior to completion of the full, final detailed Plans, in order to expedite preparation of the final Plans and the approval process. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within ten (10) days thereafter, submit to Landlord for its approval the Plans as amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements.

(c) No Work shall be undertaken or commenced by Tenant in the Premises until:

(i) the Plans have been submitted to and approved by Landlord;

(ii) all necessary building permits have been obtained by Tenant; provided, however, (i) Landlord will use commercially reasonable efforts to assist Tenant in obtaining all necessary building permits, and (ii) if Tenant is delayed in obtaining any permit solely and directly as a result of Landlord’s failure to fulfill its obligations under this provision or any other provision of the Lease (such delay being hereinafter referred to as a “Landlord Delay”) then the Rent Commencement Date shall be deferred by one (1) day for each day of the Landlord Delay;

(iii) all required insurance coverages have been obtained by Tenant. (Failure of Landlord to receive evidence of such coverage upon commencement of the Work shall not waive Tenant’s obligations to obtain such coverages.);

(iv) proper provision, which is reasonably satisfactory to Landlord, has been made by Tenant for payment in full of the cost of the Work;

(v) items required to be submitted to Landlord prior to commencement of construction of the Work have been so submitted and have been approved, where required; and

(vi) Landlord has given written notice that the Work can proceed, subject to such reasonable conditions as Landlord may impose.

4.             Delays.  In the event Tenant fails to complete the Work on or before the Rent Commencement Date under the Lease for any reason other than a Landlord Delay, then Tenant shall be responsible for rent and all other obligations as set forth in the Lease from the Rent Commencement Date under the Lease, regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under said Lease.

5.             Change Orders.  All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental and other obligations therein set forth.

6.             Standards of Design and Construction and Conditions of Tenant’s Work.

All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this paragraph 6, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

(a)   Tenant’s Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including but not limited to requirements of Landlord’s fire insurance underwriters.  Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance.  Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

(b)   Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall obtain, at its own cost and expense, an occupancy permit for the Premises, which permit shall be delivered to Landlord.  Except as otherwise provided in this Workletter, Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Lease or the rental and other obligations therein set forth.

(c)   Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.  All work shall be coordinated with any other construction or other work in the Building in order not to affect adversely construction work being performed by or for Landlord or its tenants, it being understood that, in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant’s Contractors.

(d)   Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) which Landlord deems to be necessary on an emergency basis, (ii) which pertains to structural components, building systems or the general utility systems for the Building, (iii) which pertains to the erection of temporary safety barricades or signs during construction, or (iv) which pertains to patching of the Work and other work in the Building.

(e)  Tenant shall use only new, first-class materials in the Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant.  Tenant shall obtain warranties of at least one (1) year’s duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

(f)   Tenant and Tenant’s Contractors, in performing work, shall not interfere with other tenants and occupants of the Building.  Tenant and Tenant’s Contractors shall make all efforts and take all steps appropriate to construction activities undertaken in a fully occupied, first-class office building so as not to interfere with the operation of the Building and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building.  Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the Work and to properly police same.  Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

(g)    Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building.  No such action by Landlord shall delay the commencement of the Lease or the rental and other obligations therein set forth.

(h)   Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises incurred or consumed on or after the Rent Commencement Date shall be the responsibility of Tenant and shall be paid for by Tenant at Landlord’s rates.  Tenant shall apply and pay for all utility meters required.  All use of freight elevators is subject to scheduling by Landlord. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers.

(i)   Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives at all times during the period in which the Work is being constructed and installed and following completion of the Work.

(j)   Tenant shall proceed with its Work expeditiously, continuously and efficiently, and shall complete the same on or before one hundred twenty (120) days after the Commencement Date.  Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under this Workletter.

(k)   Tenant shall have no authority to deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of the Work within thirty (30) days after completion of the Work.

(l)   Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto, provided that Tenant shall have the right to reasonably approve the location of all access panels.

(m)   Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s architect and Tenant’s Contractors.

7.             Insurance and Indemnification.

(a)   In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i) workers’ compensation and employers’ liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts;

(ii) comprehensive or commercial general liability insurance (including contractors’ protective liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $10,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iii) comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or nonowned, in an amount not less than $500,000.00 for each person in one accident and $1,000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iv) “all risk” builder’s risk insurance upon the entire Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include “all risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said “all risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work.  Any loss insured under said “all risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the workers’ compensation policy) shall be endorsed to include as additional insured parties Landlord and its managers, members, employees, agents, contractors and architects.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers’ compensation policy) to be obtained by Tenant pursuant to this paragraph.  The insurance policy endorsements shall also provide that the insurance carrier shall give all additional insured parties thirty (30) days’ prior written notice of any reduction, cancellation or nonrenewal of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)   Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanics’ liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees or licensees or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

8.             Landlord’s Contribution.

(a)   Upon completion of the Work, Tenant shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Landlord, Landlord’s title insurance company and Landlord’s construction lender, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord on a monthly basis and upon completion of the Work a detailed breakdown of Tenant’s total construction costs and request for payment thereof up to the amount of “Landlord’s Contribution” (as hereinafter defined), together with such documentation as is reasonably satisfactory to Landlord.

(b)   Landlord shall make a dollar contribution in the amount of Two Hundred Thirty-One Thousand Six Hundred Seventy-Five and 00/100 Dollars ($231,675.00) (based on $37.50 per rentable square foot) (“Landlord’s Contribution”) for application to the extent thereof to the cost of the Work.  Landlord shall disburse Landlord’s Contribution via monthly progress payments to Tenant’s contractors and other vendors, which payments shall be made within thirty (30) days following Landlord’s receipt of the payment request and upon completion of the Work.  If the cost of the Work exceeds Landlord’s Contribution, Tenant shall have the sole responsibility for the payment of such excess cost.  Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution any amounts due to Landlord or its architects or engineers under this Workletter.  If any portion of Landlord’s Contribution is not used toward the cost of the Work or for payment of Landlord’s architects or engineers, then Landlord will afford Tenant a credit for the unused portion of Landlord’s Contribution against the next payments of Base Rent due from Tenant under the Lease, provided that in no event will the amount of said credit exceed $12,356.00 (which amount is calculated based on $2.00 per square foot of the Premises).

9.             Miscellaneous.

(a)           Except as expressly set forth herein, Landlord has no other agreement with Tenant to improve the Premises and has no other obligation to do any other work or pay any amounts with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease or this Workletter shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

(b)           This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto if the initial term of the Lease is renewed or extended, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(c)           The failure by Tenant to pay any amount(s) due Landlord pursuant to this Workletter within the time periods herein stated shall be deemed a default under the terms of the Lease, for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent, and all late payments shall be subject to interest and late charges as provided in the Lease.

(d)           This Workletter is being executed in conjunction with the Lease and is subject to the limitation of Landlord’s liability set forth therein.  In the event of a conflict between the Lease and this Workletter, the terms of this Workletter shall govern.

(e)           Tenant agrees that any existing improvements in the Premises not used in construction of the Work, including but not limited to doors, door frames, lighting, light fixtures and other detachable improvements, shall be returned to Landlord for its use.

IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of this 14th day of December, 2004.

LANDLORD:		TENANT:

ONE NORTH LASALLE PROPERTIES, LLC,		eCOLLEGE.com,
a Delaware limited liability company		a Delaware corporation

By:	/s/	By:	Marguerite M. Elias
Its:	Authorized Signer	Its:	Senior Vice President

EXHIBIT G

CERTIFICATE OF COMMENCEMENT DATE

With respect to that certain Lease Agreement dated December         , 2004 (the “Lease”) for the premises commonly known as Suite 1800 in the Building located at One North LaSalle Street, Chicago, Illinois, the undersigned certify and agree that the date of the commencement of the Term of the Lease was                                   , 2005, and the date of expiration of the Term of the Lease will be                             , 20      .

Dated this            day of                       , 200    .

LANDLORD:

ONE NORTH LASALLE PROPERTIES, LLC, a Delaware limited liability company

By:
Its:

TENANT:

eCOLLEGE.com, a Delaware corporation

By:
Its:

EXHIBIT H

LANDLORD DELIVERY WORK

1.	All abandoned MEP/FP shall be removed back to its origination at the wet columns and core locations.
2.	Floor shall be broom clean and clear from any debris.
3.	Existing ducts shall be sealed and insulated.
4.	Existing VAV boxes will be repaired as necessary at Landlord’s cost. Any new VAV boxes will be at Tenant’s cost.
5.	Tenant may connect to building Fire and Life Safety riser at Tenant’s cost.
6.	All perimeter heating units will be repaired as necessary.
7.	All perimeter heating unit covers will be free from dents and damage.
8.	Landlord to deliver 5 watts per square feet for lighting and power to the Tenant’s floor for Tenant’s use.
9.	Landlord will install meter socket with disconnect capable of supporting a total tenant lighting and receptacle load of 5 watts per square foot.
10.	Landlord to waive all hoisting and security charges during the tenant improvements, FFE installation and Tenant’s move in.
11.	Landlord to provide at no cost to Tenant temporary power and HVAC during the Work.
12.	Floor will be level ¼ inch within a 10 foot radius non-cumulative, provided that Tenant will pay 50% of the cost of such leveling up to a maximum of $1.00 per square foot.